[LETTERHEAD OF ARTHUR ANDERSEN LLP]

January 25, 1999

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20459

RE:   Hertz Technology Group, Inc.
      Form 8-K

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 25, 1999 of Hertz Technology Group, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP